Exhibit 23.1

                             WANT & ENDER
                                   C.P.A. P.C.
                       Certified Public Accountants

  MARTIN ENDER CPA
  STANLEY Z. WANT CPA, CFP

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form
S-8 of our reports dated November 13, 2001, included in Baltia Air Lines, Inc. Form 10-KSB for the year ended December 31, 2000.

                                   MARTIN ENDER (signed)
                                   Martin Ender, CPA
                                   Want & Ender CPA, P.C.

New York, NY
December 18, 2001

       386 PARK AVENUE SOUTH - SUITE 1618 - NEW YORK, NY 10016
   TEL 212.684.2414 - FAX 212 684-5433 - EMAIL: WECPAPC@SPRYNET.COM